                                                                   Exhibit 10.16

WHEREVER CONFIDENTIAL INFORMATION IS OMITTED HEREIN (SUCH OMISSIONS ARE DENOTED BY AN ASTERISK), SUCH CONFIDENTIAL INFORMATION HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.



                 ADAPTIVE SERVER ANYWHERE MASTER DISK ADDENDUM

              TO THE COMMERCIAL APPLICATION PARTNER (CAP) AGREEMENT


This Master Disk Addendum ("Addendum") for Adaptive Server Anywhere (formerly named SQL Anywhere) database software is made as of March 28, 2000 between Sybase, Inc. ("Sybase") and Instinctive Technology, Inc. ("Partner"). This Addendum supplements and amends the terms of the Commercial Application Partner Agreement ("Agreement") between Sybase and Partner. Capitalized terms not otherwise defined in this Addendum shall have the meanings set forth in the Agreement.

1. PREPAID LICENSE FEES. Net thirty (30) days from the date of this Addendum, Partner shall pay Sybase the Prepaid License Fees designated below. The Prepaid License Fees are non-refundable and irrevocable, and may only be applied towards the ASA Application Deployment Licenses for eRoom distributed by Partner pursuant to the Agreement and this Addendum.

     PREPAID LICENSE FEES
     ----------------------
              *

     - Only Application Deployment License Fees can be applied against the Prepaid License Fees. The Prepaid License Fees may not be applied towards Update fees. All amounts are in U.S. Dollars.

2. TERM. The term of the Agreement, including all attached Exhibits and Addenda is hereby extended to March 31, 2001. The second sentence in Section 10 (Term and Rights Upon Termination) of the Agreement, shall no longer apply.

3. PROGRAMS. The Program to be distributed with the Application Software is Adaptive Server Anywhere ("ASA") Application Deployment License for use on the NT platform. In the definition of AD Seat in the Master Disk Addendum to the Agreement, every occurrence of "AD Seat" is changed to "Application Deployment License".

4. APPLICATION SOFTWARE. The Application Software is eRoom, and is described as a project management application.

5. LICENSE FEES. In the Master Disk Addendum dated October 23, 1997,the text in subsection (3) to read as follows: "Net Revenue" means the net revenue license fees to Partner that are recognized by Partner in accordance with Partner's standard accounting principles from any sale or distribution of (i) Application Deployment License or (ii) the Application Software that is used with, or that includes Adaptive Server Anywhere." The following text in subsection "(4)" is deleted: "Partner hereby represents and warrants that eRoom is licensed for revenue on a Seat basis and not on a server basis." In consideration of the above Prepaid License Fees, the License Fees shall be based on Partner's Net Revenue, as Net Revenue is defined in such Master Disk Addendum dated October 23, 1997 on page 1 and modified herein, at the following rate:

NET REVENUE RATE (LICENSE FEES)                    UPDATE FEES
-------------------------------                    -----------
*% of Net Revenue ("Royalty")           *% of Royalties received by Sybase from
                                        Partner for Partner's End Users who
                                        elect to purchase Updates.

The floor of $* per AD Seat specified in such Master Disk Addendum is hereby removed.

6. ASPS AND OEMS. The phrase "who will use the Programs only for their own internal business purpose" contained in the first sentence of Section 1. License Grant of the Agreement shall not be construed to apply to ASPs and OEMs. In addition to the right to appoint distributors as specified in Section 1 of the Agreement, Partner may sublicense the ASA Application Deployment Licenses for use only with eRoom to Application Service Providers ("ASPs") and Original Equipment Manufacturers ("OEMs"), provided such ASPs and OEMs sign an agreement with Partner with substantially similar terms as the Agreement. Partner shall use all reasonable efforts to enforce the terms of any such agreement and shall promptly inform Sybase of any breach thereof.

7. TERRITORY. The territory for distribution of the ASA Program is worldwide, provided such version is a Application Deployment License and such distribution is subject to the Export Control terms in Section 15 of the Agreement.

8. ASSIGNMENT. Notwithstanding the Assignment clause in the Agreement, Partner may assign the Agreement to an entity that acquires all or substantially of Partner's assets, provided such entity is not
        * . In the event Partner wishes to make an assignment to one of these competitors, Partner will request such assignment in writing to Sybase and the parties will negotiate whether such assignment is appropriate.

Except as amended above, the Agreement shall remain unchanged and in full force and effect. In the event of a conflict between the Agreement and this Addendum, the terms and conditions of this Addendum shall prevail with respect to the subject matter hereof.

Sybase, Inc.                                Instinctive Technology, Inc.

By: /s/ Glen Germanowski                    By: /s/ Robert L. Lentz
   --------------------------------            ---------------------------------


By: /s/ Glen Germanowski                    By: /s/ Robert L. Lentz
   --------------------------------            ---------------------------------

Title: Senior Corporate Counsel             Title: Senior Vice President of
      ------------------------------              ------------------------------
                                                   Finance and CFO
                                                  ------------------------------